UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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ENVIRONMENTAL POWER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENVIRONMENTAL POWER CORPORATION

ONE CATE STREET, 4th FLOOR

PORTSMOUTH, NEW HAMPSHIRE 03801

April 3, 2006

Dear Fellow Stockholders:

I am pleased to invite you to join us for the Environmental Power Corporation 2006 Annual Meeting of Stockholders to be held on Wednesday, May 3, 2006 at 2:30 p.m., local time, at the Hilton Boston Logan Airport, One Hotel Drive, Boston, Massachusetts 02128. Details about the meeting, nominees for the Board of Directors and other matters to be acted on are presented in the Notice of 2006 Annual Meeting of Stockholders and Proxy Statement that follow.

In addition to Annual Meeting formalities, we will report to stockholders generally on Environmental Power’s business, and will be pleased to answer stockholders’ questions relating to Environmental Power.

We hope you plan to attend the Annual Meeting. Please exercise your right to vote by signing, dating and returning the enclosed proxy card as described in the Proxy Statement, even if you plan to attend the meeting. You may also vote by proxy over the Internet or by telephone.

On behalf of Environmental Power’s Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Yours sincerely,

Joseph E. Cresci

Chairman and Secretary

YOUR VOTE IS IMPORTANT

PLEASE TAKE TIME TO VOTE AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE ENVIRONMENTAL POWER THE EXPENSE OF ADDITIONAL SOLICITATION.

ENVIRONMENTAL POWER CORPORATION

ONE CATE STREET, 4th FLOOR

PORTSMOUTH, NEW HAMPSHIRE 03801

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 3, 2006

To our stockholders:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Environmental Power, Inc. will be held on Wednesday, May 3, 2006 at 2:30 p.m., local time, at the Hilton Boston Logan Airport, One Hotel Drive, Boston, Massachusetts 02128. At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of nine nominees to our board of directors to serve for a term of one year.

2.	The approval of our 2006 Director Option Plan and the reservation of 300,000 shares of our common stock for issuance thereunder.

3.	The approval of our 2006 Equity Incentive Plan and the reservation of 300,000 shares of our common stock for issuance thereunder.

4.	The ratification of our board of directors’ selection of Vitale, Caturano & Company, Ltd. as our independent auditors for the fiscal year ending December 31, 2006.

5.	Such other business as may properly come before the annual meeting or any adjournment thereof.

Stockholders of record at the close of business on March 27, 2006 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.

We hope that all stockholders will be able to attend the annual meeting in person. However, in order to ensure that a quorum is present at the meeting, please complete, date, sign and promptly return the enclosed proxy card whether or not you expect to attend the annual meeting. A postage-prepaid envelope, addressed to the American Stock Transfer & Trust Company, our transfer agent and registrar, has been enclosed for your convenience. You may also vote by telephone. If you attend the meeting, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

Joseph E. Cresci

Chairman and Secretary

Portsmouth, New Hampshire

April 3, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE THE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

ENVIRONMENTAL POWER CORPORATION

ONE CATE STREET, 4th FLOOR

PORTSMOUTH, NEW HAMPSHIRE 03801

PROXY STATEMENT

For the 2006 Annual Meeting of Stockholders

To Be Held On May 3, 2006

This proxy statement and the enclosed proxy card are being furnished by Environmental Power Corporation in connection with the solicitation of proxies by our board of directors for use at our 2006 Annual Meeting of Stockholders to be held on Wednesday, May 3, 2006 at 2:30 p.m., local time, at the Hilton Boston Logan Airport, One Hotel Drive, Boston, Massachusetts 02128, and of any adjournment thereof.

All proxies will be voted in accordance with your instructions. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary or by appearing at the meeting and voting in person.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2005 is being mailed to stockholders with the mailing of these proxy materials on or about April 3, 2006.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Environmental Power Corporation, Attention of Corporate Secretary, Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801; telephone: (603) 431-1780.

Voting Securities and Votes Required

Stockholders of record at the close of business on March 27, 2006 will be entitled to notice of and to vote at the annual meeting. On that date, 9,729,116 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. We have no other securities entitled to vote at the meeting.

The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matters submitted to our stockholders, including the approval of our 2006 Director Option Plan, the approval of our 2006 Equity Incentive Plan and the ratification of Vitale, Caturano & Company, Ltd. as our independent auditors, require the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote. The votes will be counted, tabulated and certified by a representative of the American Stock Transfer & Trust Company, who will serve as the inspector of elections at the annual meeting.

Shares that abstain from voting as to a particular matter will be counted for purposes of determining whether a quorum exists and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. Shares held in “street name” by banks, brokers or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not be considered as present and entitled to vote with respect to a particular matter. Accordingly, abstentions will have the effect of a vote against a proposal, and broker non-votes will not have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting.

Stockholders may vote in person or by proxy. Voting by proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our Secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted, by voting again by telephone or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting or voted by proxy by telephone will be voted as specified. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of the election as directors of those persons named in this proxy statement, in favor of the approval of the 2006 Director Option Plan, in favor of the approval of the 2006 Equity Option Plan and in favor of the ratification of Vitale, Caturano & Company, Ltd. as our independent auditors. If any other items properly come before the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their best judgment. If the shares you own are held in “street name,” the bank, broker or other nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank, broker or other nominee provides you.

If your shares are registered directly in your name, you may vote:

•	By Telephone. Call (800) 776-9437 toll-free from the United States or Canada and follow the instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

•	By Mail. Complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope to American Stock Transfer & Trust Company. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In Person at the Meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held for your account by a bank, broker or other nominee), you may vote:

•	Over the Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In Person at the Meeting. Contact the broker or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Environmental Power Corporation, Attention of Corporate Secretary, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801, Telephone (603) 431-1780. If you want to receive separate copies of the proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCK OWNERSHIP INFORMATION

Beneficial Ownership of Directors, Officers and 5% Stockholders

The following table sets forth, as of March 1, 2006, the name of each person who, to our knowledge, owned beneficially more than 5% of the shares of our common stock outstanding at such date and the number of shares owned by each of such persons and the percentage of the class represented thereby, and includes the number and percentage of outstanding shares of common stock beneficially owned by our directors, named executive officers, and directors and officers as a group.

Beneficial ownership is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our common stock. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except, where applicable, to the extent authority is shared by spouses under community property laws.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	% of Class
5% or Greater Stockholders:

Joseph E. Cresci Chairman (3)	1,104,981	11.0%

Donald A. Livingston Executive Vice President and Director (4)	687,680	6.8%

Dynamis Advisors, LLC (5)	660,947	6.8%

First New York Securities, L.L.C. (6)	630,900	6.5%

Kamlesh R. Tejwani President, Chief Executive Officer and Director (7)	571,429	5.6%

Other Directors:

Steven Kessner (8)	308,182	3.1%

Robert I. Weisberg (9)	165,467	1.7%

August Schumacher, Jr. (10)	68,143	*

Jessie J. Knight, Jr. (11)	65,880	*

John R. Cooper (12)	44,452	*

Lon Hatamiya (13)	14,286	*

Other Named Executive Officers:

John F. O’Neill Chief Financial Officer and Treasurer (14)	50,000	*

R. Jeffrey Macartney Former Chief Financial Officer and Treasurer (15)	35,287	*

Directors and Executive Officers as Group (10 persons) (16)	3,080,500	27.0%

*	Less than 1%
(1)	Except as otherwise indicated in the footnotes below, each of the named individuals or entities has an address c/o Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801.

(2)	Except as otherwise indicated in the footnotes below, the named person has sole voting and investment power with respect to the shares. Except as indicated in the following notes all shares are held beneficially and of record.
(3)	Includes (i) 582,577 shares held in the Joseph E. Cresci Revocable Trust U/T/A DTD 4/3/96 of which Mr. Cresci is the trustee, (ii) 8,532 shares held in the Joseph J. Cresci & Mildred E. Cresci Trust, as to which Mr. Cresci has shared voting and investment power, (iii) 142,857 shares deposited in a 50-year voting trust on November 20, 1996, as to which David K. Mulhern, the trustee of the voting trust, has beneficial ownership in his capacity as trustee with sole voting power, but as to which Mr. Cresci has beneficial ownership through voting trust certificates held by The Cresci Family Limited Partnership, of which Mr. Cresci is the sole general partner with sole dispositive power, and (iv) 342,858 shares that Mr. Cresci has the right to acquire pursuant to currently exercisable stock options. Does not include 2,857 shares owned by Mr. Cresci’s wife, as to which shares Mr. Cresci has neither voting nor investment power and as to which shares he disclaims beneficial ownership.
(4)	Includes 342,858 shares subject to currently exercisable stock options held by Mr. Livingston.
(5)	Based solely on a Schedule 13G jointly filed by Dynamis Advisors, LLC, Investment Management of Virginia, LLC, Alexander H. Bocock and Frederic S. Bocock on February 13, 2006, which notes that (i) Dynamis Advisors, LLC and Investment Management of Virginia, LLC are under common ownership, (ii) Alexander H. Bocock and Frederic S. Bocock are the members/general partners of Dynamis Advisors, LLC and (iii) Investment Management of Virginia, LLC, Alexander H. Bocock and Frederic S. Bocock, as a result of their positions with and ownership of securities of Dynamis Advisors, LLC, could be deemed to have voting and/or investment power with respect to the shares beneficially owned by Dynamis Advisors, LLC. Dynamis Advisors, LLC gives its address as 310 Fourth Street NE, Suite 101, Charlottesville, VA 22902.
(6)	Based solely on a Schedule 13G jointly filed by First New York Securities, L.L.C., Eric Goldstein and Sam Ginzburg on February 14, 2006, which notes that Messrs. Goldstein and Ginzburg are members of First New York Securities, L.L.C. First New York Securities, L.L.C. gives its address as 850 Third Avenue, 17th Floor, New York, NY 10022.
(7)	Comprised of 571,429 shares subject to currently exercisable stock options held by Mr. Tejwani.
(8)	Comprised of (i) 198,289 outstanding shares and 21,428 shares subject to currently exercisable warrants held by RE Funding, LLC, of which Mr. Kessner is the sole officer and director and over which he has sole voting and investment control, (ii) 23,428 outstanding shares and 1,715 shares subject to currently exercisable warrants held by the Adam Kessner Trust, the Michael Kessner Trust, the Richard Kessner Trust and the Robert Kessner Trust. Mr. Kessner is the sole trustee of each of the foregoing trust and has sole voting and investment control over the shares held by such trusts and (iii) 5,857 outstanding shares and 428 shares subject to currently exercisable warrants held as custodian for Jonathan Kessner, over which Mr. Kessner exercises sole voting and investment control.
(9)	Includes (i) 116,432 shares subject to currently exercisable stock options and warrants held by Mr. Weisberg and (ii) 7,143 shares subject to currently exercisable warrants held by Alco Financial Services, LLC. Mr. Weisberg is the President and Chief Executive Officer of Alco Financial Services, Inc.
(10)	Includes 64,287 shares subject to currently exercisable stock options held by Mr. Schumacher.
(11)	Includes 50,001 shares subject to currently exercisable stock options held by Mr. Knight.
(12)	Comprised of 44,552 shares subject to currently exercisable stock options held by Mr. Cooper.
(13)	Comprised of 14,286 shares subject to currently exercisable stock options held by Mr. Hatamiya.
(14)	Includes 50,000 shares subject to currently exercisable stock options held by Mr. O’Neill.
(15)	Includes 35,287 shares subject to currently exercisable stock options held by Mr. Macartney.
(16)	Includes 1,682,760 shares that directors and executive officers have the right to acquire pursuant to various stock options or warrants that are currently exercisable or exercisable within 60 days of March 1, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of our common stock and other equity securities with the Securities and Exchange Commission, or SEC. Officers, directors and 10% or greater stockholders are required by SEC regulation to furnish us with copies of all such forms they file.

We believe, based solely on our review of the copies of forms we have received, or written representations from certain reporting persons, that no additional forms were required for those persons and that our officers, directors and 10% or greater beneficial owners complied with all filing requirements applicable to them for 2005, except for the following:

•	On September 26, 2005, Messrs. Cresci and Livingston each filed amendments to Form 4s originally timely filed on September 23, 2005 to correct the number of derivative securities of the same class beneficially owned after the reported transactions on Table II, which had been inadvertently overstated in the original filings.

•	Mr. Livingston filed a Form 4 on October 11, 2005 that was due on October 10, 2005, relating to six sales occurring on October 6, 2005 pursuant to a 10b5-1 trading plan.

•	Mr. Livingston filed a Form 4 on November 17, 2005 that was due on November 16, 2005, relating to one sale occurring on November 14, 2005 pursuant to a 10b5-1 trading plan.

•	Mr. Kessner filed a Form 4 on December 19, 2005 that was due on December 15, 2005 as to 10 purchases and one sale on December 13, 2005 and would have been due on December 17, 2005 as to two purchases on December 15, 2005.

•	On December 19, 2005, Mr. Kessner filed an amendment to a Form 3 originally timely filed on August 12, 2005 to correct the number of outstanding shares reported as initially beneficially owned, which was inadvertently understated by 3,745 shares, and to two Form 4s originally timely filed on August 22, 2005 and August 25, 2005, in each case to correct the number of outstanding shares reported as beneficially owned after each of the reported transactions, which was inadvertently understated by 4,295 shares.

PROPOSAL ONE—ELECTION OF DIRECTORS

Our board of directors currently consists of nine members, serving for one-year terms. Each of the current members of our board of directors has been nominated to stand for reelection as a director at the 2006 Annual Meeting.

At the 2006 Annual Meeting, stockholders will have an opportunity to vote for directors. The persons named in the enclosed proxy card will vote to elect these nine nominees as directors, unless you withhold authority to vote for the election of any or all nominees by marking the proxy card to that effect. Each of the nominees has indicated his or her willingness to serve, if elected. However, if any or all of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our board of directors, or our board of directors may reduce the number of directors.

Board Recommendation

The board of directors recommends a vote “FOR” the election of each of the director nominees.

The following paragraphs provide information as of the date of this proxy statement about each member of our board of directors, each of whom is standing for reelection to the board. The information presented includes information about each director, including his or her age, all positions and offices he or she holds with us, his or her length of service as a director, his or her principal occupation and employment for the past five years, and the names of other publicly-held companies of which he or she serves as a director. Information about the number of shares of common stock beneficially owned by each director, our named executive officers and all directors and executive officers as a group, as of March 1, 2006, appears under the heading “Stock Ownership Information.”

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Current Directors Standing for Reelection (Terms to Expire at the 2006 Annual Meeting)

Joseph E. Cresci, age 63, is a founder of our company and has served as our Chairman since its inception in 1982 and as Chief Executive Officer from 1982 to July 2003. Previously, Mr. Cresci had held other senior management positions including CEO/Owner of a distribution business and President/COO of a subsidiary of a New York Stock Exchange listed company. Mr. Cresci holds an A.B. degree from Princeton University and a law degree from Cornell Law School and was a member of the Pennsylvania and Massachusetts bars. Currently, Mr. Cresci is a member of the Boards of Trustees of the Wang Center for the Performing Arts and the Commonwealth Shakespeare Company and is an overseer of the Boston Lyric Opera and Huntington Theater Company, all in Boston, Massachusetts.

Kamlesh R. Tejwani, age 45, became our President and Chief Executive Officer effective July 3, 2003. Mr. Tejwani served as President of Target Capital Corporation, a private equity firm, from May 1996 to June 2003. His responsibilities included structuring and implementing investments for an offshore investment fund and assisting operating companies in operational and strategic planning. From April 1990 until December 1995, he served as the Chairman and Chief Executive Officer of Air-Cure Technologies, Inc., a manufacturer and marketer of air pollution control systems.

Donald A. (Andy) Livingston, age 63, is a director and a founder of our company and has served as our Executive Vice President since inception and as our President and Chief Operating Officer from September 1991 to July 2003. In addition, he served as President and Chief Operating Officer of Microgy from July 2002 until June 2005. Mr. Livingston was previously President and Chief Executive Officer of Green Mountain Outfitters, Inc., a manufacturer and distributor of industrial plastic parts. He has also been a partner in a financial services firm, Capital Resources, Inc., where he was involved in obtaining debt and equity funds.

John R. Cooper, age 58, has been a director since 2003. Since 2002, he has been President of Finance of Energy Advisory Services, LLC, a financial structuring and energy consulting group. Until 2002, Mr. Cooper was a founding member of the management team at PG&E’s National Energy Group (and predecessor companies). As Senior Vice President—Finance, Treasurer and Principal Financial Officer, he oversaw all aspects of the structuring and arranging of financing for National Energy Group’s projects, energy trading operations, mergers and acquisitions and equity sell-downs, and was responsible for all corporate finance, treasury and insurance activities. Previously, he spent eight years with Bechtel Financing Services, Inc., where he was responsible for structuring and arranging financing for large infrastructure and energy projects. He spent three years as chief financial officer of a European oil, shipping, banking and venture capital group in Geneva, Switzerland. He is a former member of the Board of Directors of Criimi Mae, a commercial mortgage-backed securities investment company, and is currently an advisory director of Republic Financial Corporation, and advisory director of EC3 Advisors, LLC, manager of the InvestLinc Energy Capital3 Fund. He is also a founding principal of Ocean Renewable Power Company, LLC. Mr. Cooper holds a bachelor’s degree from Trinity College (Connecticut), a master’s degree in development economics and international studies from the Johns Hopkins Nitze School of Advanced International Studies, and a master’s degree in finance from the Kellogg Graduate School of Management at Northwestern University.

Jessie J. Knight, Jr., age 55, has been a director since 2002. Since 1998, Mr. Knight has been the President and Chief Executive Officer of the San Diego Regional Chamber of Commerce. From 1993 through 1998, under Governor Pete Wilson, Mr. Knight served as Commissioner of the California Public Utilities Commission,

responsible for regulatory oversight of the electric, gas, telecommunications and transportation industries of the state. Mr. Knight was the Vice President of Marketing for the San Francisco Chronicle and San Francisco Examiner newspapers for seven years. He spent ten years in senior management positions in finance and marketing for Castle & Cooke Foods in its domestic and Latin American operations. In its largest subsidiary and now a private company, the Dole Foods Company, he spent five years in senior marketing positions and as Director of Marketing for its U.S. and Canadian canned pineapple and juice businesses. Mr. Knight serves on the boards of the San Diego Padres Baseball Club, Alaska Airlines, a publicly-traded company, and Avista Corporation, a publicly-traded company. He was former Vice Chairman of the World Affairs Council of California and is a standing member of the Council on Foreign Relations. Mr. Knight is a graduate of St. Louis University, a fellow of the University of Madrid and has a master’s degree in business administration from the University of Wisconsin, Madison.

August Schumacher, Jr., age 66, has been a director since 2002. Mr. Schumacher served as the third-highest ranking official in the United States Department of Agriculture in the Farm and Foreign Agricultural Service from 1997 to 2001. During this time, he was also President of the USDA’s Commodity Credit Corporation. Prior to his appointment, he directed the Department’s Foreign Agricultural Service. Earlier, Mr. Schumacher was the Senior Agricultural Project Manager for World Bank and also served as the Commissioner of Food and Agriculture for the Commonwealth of Massachusetts. He also serves as a consultant for W.K.K. Kellogg Foundation and, since 2001, has directed the Washington office of the SJH and Company of Boston, Massachusetts, a consulting firm.

Robert I. Weisberg, age 59, has been a director since 1994. He is President and Chief Executive Officer of Alco Financial Services, LLC, a commercial asset-based lending company, and Chairman and CEO of Oceans Casino Cruises, Inc., a publicly-traded operator of casino cruise ships. He was the former President and Chief Executive Officer of Pro-Care Financial Group, Inc., and has held the positions of President and CEO of Fleet Credit Corporation and Executive Vice-President of Fleet Financial Group. A graduate of Northeastern University, he received the Executive Award from a joint program sponsored by Williams College and the Harvard Graduate School of Business. Past Chairman and President of the Commercial Finance Association, he is presently a member of the Commercial Finance Association’s Education Foundation. Mr. Weisberg is a trustee of the Monterey Mutual Fund, and has served on numerous other public, corporate and non-profit community boards. He is a Governing Member of the Reed Union School Board and Chair of Fundraising.

Lon Hatamiya, age 47, has been a Director of LEGC, LLC, an international expert consulting firm serving businesses and public agencies specializing in economic analysis and development, intellectual property valuation, international trade and related matters, since January 2004. From December 2003 to March 2004, he was an advisor to Declare Yourself, a non-profit, non-partisan organization focused on motivating young voters. From January 1999 to November 2003, Mr. Hatamiya was Secretary of the State of California’s Technology, Trade and Commerce Agency and Chairman of the Board of the California Infrastructure and Economic Development Bank. From September 1993 to January 1999, Mr. Hatamiya held various positions in the United States Department of Agriculture, including being Vice President of the Credit Commodity Corporation, and Administrator of the Agricultural Marketing Service and the Foreign Agricultural Service. He also practiced law with the international firm of Orrick, Herrington and Sutcliffe. Mr. Hatamiya holds a B.A. in Economics from Harvard University, an M.B.A. in International Business and Entrepreneurial Studies from the UCLA Anderson Graduate School of Management, and a J.D. from the UCLA School of Law.

Steven Kessner, age 53, has been the Chairman of the Board and President of The R.E. Group since 1981. In this capacity, Mr. Kessner has overseen the management and operation of the various real estate holding companies and construction and management companies of which The R.E. Group is the parent, which together own and manage approximately sixty multi-family and commercial buildings in Manhattan, comprised of almost 1,400 units and 100,000 square feet of commercial space and which are focused on further commercial development. Mr. Kessner holds a B.S. in Economics from Dartmouth College.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Environmental Power Corporation is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.

Board Determination of Independence

Under applicable American Stock Exchange rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a material relationship with our company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Cooper, Knight, Schumacher, Weisberg or Hatamiya has a material relationship with our company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and therefore, that each of these directors, is “independent” within the meaning of Section 121A of the Amex Company Guide.

Board of Directors Meetings and Attendance

The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our board of directors is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. The board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.

Our board of directors met 11 times during the fiscal year ended December 31, 2005, either in person or by teleconference. During 2005, with the exception of Mr. Hatamiya, each of our directors attended at least 75% of the aggregate of the total number of board meetings held during the period each has been a director and the total number of meetings held by all committees on which each director then served.

We have no formal policy regarding director attendance at the annual meeting of stockholders, although all directors are expected to attend the annual meeting of stockholders if they are able to do so.

Board Committees

Our board of directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee. The members of these committees are appointed by our board of directors, upon recommendation of the Nominating and Corporate Governance Committee, and serve on such committees until their successors are duly appointed and qualified. Each of these committees, other than the Finance Committee, operates under a charter that has been approved by the board of directors. We have posted current copies of each committee’s charter, except for the Finance Committee, which has no written charter, on the Corporate Governance section of our website, which can be found at www.environmentalpower.com.

The board of directors has determined that all of the members of each of the Audit, Compensation and Nominating and Corporate Governance Committees are independent as defined under the rules of the American Stock Exchange, and, in the case of all members of the Audit Committee, that they meet the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent auditor;

•	overseeing the work of our independent auditors, including through the receipt and consideration of certain reports from independent auditors;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting and disclosure controls and procedures;

•	establishing policies regarding hiring employees from the independent auditors and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our independent auditors and management to discuss our financial statements, and other financial reporting and audit matters; and

•	preparing the audit committee report required by Securities and Exchange Commission rules (which is included in this proxy statement).

The members of the Audit Committee for 2005 were Messrs. Cooper, Knight and Weisberg. Mr. Hatamiya was added as a member of the Audit Committee in March 2006. Mr. Cooper serves as chair of the Audit Committee. The board of directors has determined that Mr. Cooper is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met 5 times in 2005.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	reviewing and recommending approval of the compensation of our executive officers;

•	overseeing the evaluation of our senior executives;

•	reviewing and making recommendations to the board of directors regarding incentive compensation and equity-based plans;

•	administering our stock incentive plans; and

•	reviewing and making recommendations to the board of directors regarding director compensation.

The members of the Compensation Committee for 2005 were Messrs. Knight, Schumacher and Weisberg. Mr. Hatamiya replaced Mr. Knight on the Compensation Committee in March 2006. The Compensation Committee met 11 times during 2005.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and making recommendations to the board with respect to senior management succession planning;

•	developing corporate governance guidelines; and

•	overseeing an annual evaluation of the board.

The current members of the Nominating and Corporate Governance Committee are Messrs. Cooper, Knight, Schumacher, Weisberg and Hatamiya. The Nominating an Corporate Governance Committee was known as the “Nominating Committee” in 2005, and was comprised of Messrs. Cooper, Knight, Schumacher and Weisberg. The Nominating Committee met twice during 2005.

Finance Committee

The Finance Committee’s responsibilities include:

•	reviewing with management the status of Microgy’s project development efforts;

•	evaluating with management particular proposed projects; and

•	authorizing our company to proceed with further support to Microgy for particular projects; and

•	reviewing and making recommendations to the full board of directors regarding financing plans and alternatives.

The current members of the Finance Committee are Messrs. Cooper, Weisberg and Kessner. As the Finance Committee was established in December 2005, it did not meet during 2005.

Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies certain criteria, including:

•	the candidate’s honesty, integrity and commitment to high ethical standards;

•	demonstrated financial and business expertise and experience;

•	understanding of our company, its business and its industry;

•	actual or potential conflicts of interest; and

•	the ability to act in the interests of all stockholders.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow our board to fulfill its responsibilities.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders or groups of stockholders who have owned more than 5% of our common stock for at least a year as of the date the recommendation is made. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. We will generally consider stockholder nominations to be timely if they meet the criteria for timeliness for stockholder proposals, as described in this proxy statement under the heading “Stockholder Proposals.”

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chair of the Nominating and Corporate Governance Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chair of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o Corporate Secretary, Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801. You should indicate on your correspondence that you are an Environmental Power stockholder.

Anyone may express concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committee by calling the voicemail box at 866-257-5577. Messages to the Audit Committee will be received by the chair of the Audit Committee and our Corporate Secretary. You may report your concern anonymously or confidentially.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Report of the Audit Committee

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2005, and has discussed these financial statements with our management and our independent auditors. Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent auditors are responsible for conducting an independent audit of our annual financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), which we refer to as SAS 61. SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires our independent auditors to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management regarding financial accounting and reporting matters and audit procedures.

Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose in writing on an annual basis all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the independent auditors their independence from our company.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the board of directors that Environmental Power’s audited financial statements as of and for the year ended December 31, 2005 be included in its Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

John R. Cooper, Chair

Jessie J. Knight, Jr.

Robert I. Weisberg

Independent Auditor’s Fees

Vitale, Caturano & Company, Ltd. served as our independent auditors for the fiscal years ended December 31, 2005 and 2004. The fees billed for professional services rendered to us by Vitale, Caturano & Company, Ltd. are described below.

Year	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees (3)	All Other Fees
2005	$149,987	$210,909	$22,372	—
2004	$100,722	$69,593	$5,655	—

(1)	Comprised of professional services rendered in connection with the audit of our financial statements and the reviews of financial statements included in each of our Quarterly Reports on Form 10-Q for the years indicated.
(2)	Comprised of professional services rendered in connection with the preparation and review of registration statements filed with the Securities and Exchange Commission and other matters arising out of the audit of our financial statements and relating to the offerings to which such registration statements related, including the issuance of comfort letters.
(3)	Comprised of tax compliance, tax planning and tax advisory services rendered to us and our subsidiaries.

Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee. All audit and non-audit services performed by our independent auditors during 2004 and 2005 were pre-approved by the Audit Committee.

Compensation of Directors

Until May 30, 2005, each of our non-employee directors received $2,000, plus expenses, for each scheduled meeting of the board of directors or non-coincident meeting of a board committee that he or she attended. In addition, the chairman of the Audit Committee received $4,000 for each meeting of the Audit Committee attended. Furthermore, under our Restated 2002 Director Option Plan, each non-employee director receives a fully vested non-statutory option grant to purchase 14,286 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant on the date of his or her first election or appointment. In addition, each non-employee director receives a fully vested non-statutory option grant to purchase 14,286 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant on the date of the first board meeting following our annual meeting of stockholders. Effective June 1, 2005, we began paying each of our non-employee directors a monthly stipend of $1,000, and reduced the per-meeting fee payable to them to $1,500. In addition, if our proposed 2006 Director Option Plan is approved at the Annual Meeting, each non-employee director serving as such at the close of business on the day on which our annual meeting of stockholders is held each year will receive an annual, fully vested non-statutory option grant to purchase 15,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. Any such grants under the 2006 Director Option Plan would be in lieu of grants under our Restated 2002 Director Option Plan.

Certain Relationships and Related Transactions

During 1993 and 1995, Messrs. Cresci and Livingston exercised options to purchase shares of our common stock. As payment for the exercise price of these stock options, we accepted promissory notes payable upon our demand from Messrs. Cresci and Livingston aggregating $332,875 and $428,281, respectively. In 2000, we asked that a portion of these notes be repaid using the proceeds from bonuses due to concerns about ongoing cash requirements. In April 2001, we received $1,500,000 pursuant to a settlement in connection with the litigation related to the sale of our Sunnyside project, and Messrs. Cresci and Livingston were allowed to each borrow $100,000. As of December 31, 2005, Messrs. Cresci and Livingston had aggregate balances due to us of $179,145 and $410,498, respectively under these notes and loans. Interest on these notes and loans, which is payable monthly at the Applicable Federal Rate, amounted to $20,465 in the aggregate during 2005 and has been fully collected from Messrs. Cresci and Livingston. Mr. Cresci also made principal repayments totaling $1,891 during 2005. In accordance with applicable federal law, we have adopted a policy of not making any new loans to our officers or directors.

During 1994, Mr. Weisberg exercised options to purchase shares of our common stock. As payment for the exercise price of these stock options, we accepted a promissory note payable upon our demand for $48,575. As of December 31, 2005, Mr. Weisberg had aggregate balances due to us of $48,575. Interest on this note, which is payable monthly at the Applicable Federal Rate, amounted to $1,686 in the aggregate during 2005 and has been fully collected from Mr. Weisberg. In accordance with applicable federal law, we have adopted a policy of not making any new loans to our officers or directors.

On July 3, 2003, we entered into an Employment Agreement and a related Non-Statutory Stock Option Agreement with Mr. Tejwani. These agreements were amended on March 29, 2004. Under the terms of the Employment Agreement, as amended, Mr. Tejwani is an “at will” employee until the Renewal Date, which is defined as the closing of the sale of equity securities of the Company or its subsidiary, Microgy, Inc., referred to as Microgy, resulting in gross proceeds of at least $3,500,000. Provided that the Renewal Date occurs and neither the Company nor Mr. Tejwani has terminated his employment, Mr. Tejwani would be employed under the terms of the Employment Agreement until July 3, 2006. In accordance with the terms of the Employment Agreement, Mr. Tejwani receives an annual base salary of $225,000, subject to discretionary salary increases and annual discretionary bonuses determined by the Board of Directors. Other compensation and benefits include full health care coverage, paid vacation, the use of a company leased vehicle, and stock options under the terms of the Non-Statutory Stock Option Agreement. The original Non-Statutory Stock Option Agreement provided for options to acquire 714,286 shares of our common stock that would vest at exercise prices of $1.75, $7.00, and

$10.50 over three different periods. The amended Non-Statutory Stock Option Agreement provides for options to acquire 571,429 shares of our common stock that are exercisable in two tranches. The first tranche consists of 357,143 options exercisable at $1.75. The second tranche consists of 214,286 options exercisable at $7.00, vesting upon the successful completion of one or more Qualified Financings, defined as the sale of equity securities of the Company or Microgy on or before July 3, 2006, provided that the first such financing results in gross proceeds of at least $3,500,000. The options were to vest in the same percentage as the percentage of $8,000,000 that the gross proceeds in each Qualified Financing represents, with such percentage applied to the lower-priced options first. As of March 31, 2005, all of Mr. Tejwani’s options had vested. If Mr. Tejwani’s employment is terminated after the Renewal Date but before July 3, 2006, he would receive a maximum of 12 months of salary and benefits.

On April 1, 2005, we delivered to R. Jeffrey Macartney, then our Chief Financial Officer, a letter confirming the terms of Mr. Macartney’s employment with us. The employment letter, which was retroactive to July 1, 2004, provided for the following compensation terms:

•	An annual salary of $185,000;

•	A minimum annual bonus of $15,000, to be paid on each April 30 that Mr. Macartney remains employed by us;

•	The grant of an option to purchase 21,428 shares of our common stock (which option has already been granted);

•	Eligibility to participate in any bonus or incentive plan adopted by us;

•	100% medical and dental insurance coverage;

•	$10,000 in life insurance premiums;

•	Participation in our employee pension plan;

•	Participation in our 401(k) plan; and

•	Three weeks accrued vacation per year.

The employment letter further provided that, notwithstanding the fact that Mr. Macartney remained an employee-at-will, he would be entitled to participate in our 2004 Severance Pay Plan, and that, for purposes of the 2004 Severance Pay Plan, his severance period would be 12 months from the date of the termination of his employment. Mr. Macartney’s employment was terminated on June 29, 2005.

On September 14, 2004, we entered into a consulting agreement with TSL Partners, LLC and the principals of TSL Partners, who include Mr. Kessner, one of our directors, relating to the provision of consulting services in connection with project financial modeling, the preparation of a request for proposal for project debt financing from institutional lenders and the evaluation of and follow up on responses thereto for our subsidiaries, Microgy, Inc. and Microgy Financial Services, Inc. The consulting agreement was subsequently amended and restated on March 16, 2005. On June 29, 2005, we entered into a termination agreement relating to the amended and restated consulting agreement, pursuant to which TSL Partners wound up its services to us and we resolved all compensation owed to TSL Partners and all other obligations between the parties. Pursuant to the terms of the amended and restated consulting agreement, as modified by the termination agreement, we granted to Mr. Kessner a fully-vested non-statutory stock option to purchase up to 42,751 shares of our common stock at an exercise price of $7.25 per share as compensation for the consulting services provided.

On June 21, 2005, we entered into an offer letter with Randall L. Hull regarding Mr. Hull’s employment as President and Chief Operating Officer of Microgy. The offer letter, which is effective as of July 1, 2005, provides for the following principal terms:

•	An annual salary of $200,000;

•	The grant of an option to purchase 150,000 shares of our common stock vesting in two equal annual installments at an exercise price equal to the fair market value of our common stock on the date of grant;

•	Eligibility to participate at the same level as other executives reporting directly to the chief executive officer of Environmental Power in any bonus plan adopted by Environmental Power from time to time and in which employees of Microgy are eligible to participate, subject to the terms of any such plan; and

•	Such medical, dental, retirement, vacation and other benefits as are made available from time to time to other similarly-situated employees of Microgy, as well as a car allowance comparable to that afforded to other senior executives of Environmental Power.

The offer letter with Mr. Hull further provides that, notwithstanding the fact that Mr. Hull will be an employee-at-will, he will be entitled severance equal to six months of his then current base salary if he is terminated without cause, and severance equal to 12 months of his then current base salary if he is terminated without cause within six months of a change in control of Microgy or Environmental Power. Mr. Hull’s employment with Microgy was terminated on March 14, 2006.

On June 29, 2005, we entered into an offer letter with John F. O’Neill regarding Mr. O’Neill’s employment as Chief Financial Officer and Treasurer of Environmental Power. The offer letter, which is effective as of July 1, 2005, provides for the following principal terms:

•	An annual salary of $200,000;

•	The grant of a non-qualified option to purchase 150,000 shares of our common stock, with 50,000 shares vesting on July 1, 2005, and the balance vesting in two equal annual installments on July 1, 2006 and July 1, 2007, at an exercise price equal to the fair market value of our common stock on the date of grant;

•	Eligibility to participate at the same level as other executives reporting directly to the chief executive officer of Environmental Power in any bonus plan adopted by Environmental Power from time to time, subject to the terms of any such plan; and

•	Such medical, dental, retirement, vacation and other benefits as are made available from time to time to other similarly-situated employees of Environmental Power, as well as a car allowance comparable to that afforded to our other senior executives.

The offer letter with Mr. O’Neill further provides that, notwithstanding the fact that Mr. O’Neill will be an employee-at-will, he will be entitled severance equal to twelve (12) months of his then current base salary if he is terminated without cause. In addition, if Mr. O’Neill is terminated without cause within six months following a change in control of Environmental Power, the vesting of the option described above will accelerate in full.

On July 13, 2005, we entered into letter agreements with each of Joseph E. Cresci, our Chairman, and Donald A. Livingston, our Executive Vice President, referred to as the executives, regarding certain compensation, transition and retirement arrangements for the executives. The letter agreements, which are effective as of July 13, 2005, provide for the following principal terms:

•	Each executive will continue to serve in his current position as an employee of our company until December 31, 2006, provided, however, that in the event that all of the options described below are vested as of such date, our board of directors may elect to extend such period of employment until no later than June 30, 2006, unless a later date is mutually agreed upon between us and the executive, with the date ultimately determined or agreed upon being referred to as the retirement date.

•

During the period ending on the retirement date, referred to as the transition period, we will continue to pay each executive his current salary (currently $225,000 per year), and provide the executive with his current benefits. In addition, provided the executive continues to perform his duties for the entire transition period, then, for the 12-month period following the retirement date, we will continue to pay the executive an amount equal to his current salary, plus such benefits as are currently enjoyed by such executive. Thereafter, we will provide each executive with family medical insurance until the executive is eligible for Medicare.

•	Each executive will mentor the president of Microgy and such other officers or employees of the Company or Microgy as the Board may reasonably request, and will provide support for the business development efforts of the Company and its subsidiaries consistent with their historical positions, responsibilities and activities.

•	Subject to stockholder approval of the 2006 Director Option Plan, the grant of a non-statutory stock option to each executive to purchase up to 200,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. The vesting of the options will be based on the achievement of certain corporate goals related to the business development efforts of Microgy, to which the executives are expected to make a significant contribution during the transition period. The options will vest as follows:

•	75% of the shares subject to each option will vest if, on or before October 31, 2005, management has presented to our board of directors one or more agreements involving South-Tex Treaters, Inc. or a comparable provider of gas scrubbing equipment and services relating to one or more projects in the Southwestern United States providing for the development or construction of the equivalent of an aggregate of 10 digesters having a capacity of 700,000 gallons each, and the board has authorized further investment in such project or projects and, therefore, determined that the shares should vest.

•	25% of the shares subject to each option will vest if, on or before December 31, 2006, in addition to the projects referred to above, management has presented to our board of directors one or more agreements and/or a report regarding completed development steps pertaining to a second project or group of projects of an aggregate size comparable to the project or projects described above, and the board has authorized further investment in such project or projects and, therefore, determined that the shares should vest.

•	In the event that, following the presentation of any project or projects to our board of directors as described above, if at any time during the 12-month period following such presentation, we should later determine to invest any corporate resources (including the time of corporate personnel) in pursuit of such project or projects, then such investment will be deemed to have been approved by the board within the time periods set forth above and the option shall be deemed to be vested as to the percentage of shares related thereto.

•	In the event that the executive is terminated by our board of directors without cause prior to the retirement date, the executive will be entitled to severance equal to 12 months’ of his current base salary, paid in accordance with the Company’s usual payroll practices, together with all other payments or benefits otherwise contemplated by the letter agreement. In addition, all options would vest in full, except to the extent that such termination occurs after the date for satisfaction of the applicable vesting criteria and such vesting criteria have not been satisfied on or prior to such date.

On December 30, 2005, we entered into an amendment to the July 13, 2005 letter agreement with Mr. Cresci. The amendment provides for the following principal terms:

•	Mr. Cresci’s retirement date as set forth in the July 13, 2005 letter agreement was extended to June 30, 2006. During the remainder of the transition period ending on such date, Mr. Cresci will provide such support for the business development efforts of the Company and Microgy as the Company may reasonably request, consistent with the relocation of Mr. Cresci’s principal residence to Florida and a part-time schedule.

•	Mr. Cresci’s salary during the period beginning on January 1, 2006 and continuing through the retirement date will be 50% of his current salary, and his benefits will remain the same as those he currently enjoys.

In addition, the amendment makes clear that any retirement or severance payments and benefits to which Mr. Cresci is entitled will be paid in such manner and at such times as he and the Company agree will be compliant with Section 409A of the Internal Revenue Code. The other terms of Mr. Cresci’s letter agreement remain in full force and effect.

Also on December 30, 2005, we entered into a further letter agreement with Donald A. Livingston, relating to the July 13, 2005 letter agreement between him and the Company, confirming that Mr. Livingston’s retirement date had been extended in accordance with the terms of his July 13, 2005 letter agreement, to June 30, 2006 and that Mr. Livingston’s principal responsibilities will be to lead a team devoted to Microgy’s project development efforts. In addition, the December 30, 2005 letter agreement makes clear that any retirement or severance payments and benefits to which Mr. Livingston is entitled will be paid in such manner and at such times as he and the Company agree will be compliant with Section 409A of the Internal Revenue Code. All other terms of the Mr. Livingston’s July 13, 2005 letter agreement remain in full force and effect.

In connection with the extension of Mr. Livingston’s retirement date pursuant to the December 30, 2005 letter agreement, on December 30, 2005, the Compensation Committee of our Board of Directors authorized the grant to Mr. Livingston of a bonus unit award under the our 2005 Equity Incentive Plan. The bonus unit award provides for the following principal terms:

•	An award of 7,000 bonus units, each of which is a unit of value, valued by reference to the increase, if any in the fair market value of the a share of our common stock over the Initial Value. The “Initial Value” of each bonus unit is $7.00 per unit.

•	Each bonus unit represents the right, subject to the terms of the 2005 Equity Incentive Plan and the bonus unit award agreement, to receive a payment, in cash or in shares of common stock, at the discretion of the Compensation Committee, on the bonus date, equal to the positive difference, if any, between the Initial Value and the fair market value of a share of the common stock on June 30, 2006, which is the bonus date for purposes of the bonus unit award. Bonus units are used solely as units of measurement and are not shares of Common Stock.

•	The bonus units vest, if at all, only if our Board or the Compensation Committee, as the case may be, determines, in its sole discretion, that Microgy’s pipeline gas development team, of which Mr. Livingston is a member, has made a significant contribution to the advancement of the business of the Company and Microgy.

•	In the event that Microgy or the Company is acquired by or merged into, or all or substantially all of their assets or a majority of their outstanding voting securities are acquired by, another entity, the bonus date shall be deemed to be the date of such event, the bonus units shall be deemed to be immediately vested as of such date, and any payment in respect thereof shall immediately become due and payable without any further action on the part of the Board or the Compensation Committee.

•	Mr. Livingston must continuously remain an employee of, or consultant or advisor to, the Company or Microgy and a member of the pipeline gas development team, from the grant date through and including the bonus date, or the bonus units and the right to any payment in respect thereof are immediately forfeited.

The bonus unit award to Mr. Livingston was one of several such awards made in equal amounts to Mr. Livingston and the other members of Microgy’s pipeline gas development team, which is comprised of seven Microgy employees and consultants tasked with furthering the development of projects related to Microgy’s pipeline gas business.

INFORMATION ABOUT EXECUTIVE COMPENSATION

Summary of Executive Compensation

The table below sets forth the total compensation paid or accrued for the fiscal years ended December 31, 2005, 2004 and 2003 to our chief executive officer and each of our three other executive officers who were serving as executive officers on December 31, 2005. We refer to these officers as our named executive officers. In addition, we have elected to provide information regarding the compensation of John F. O’Neill, our Chief Financial Officer, even though he served for only the second half of 2005 and therefore earned total salary and bonus of only $100,000. We refer to Mr. O’Neill as the additional executive officer.

		Annual Compensation			Long-Term Compensation		All Other Compensation
Name and Principal Position	Year	Salary	Bonus	Other (1)	Restricted Stock Awards (2)	Securities Underlying Options
Kamlesh R. Tejwani (3) President and Chief Executive Officer	2005	$225,000	—	$9,080	—	—	—
	2004	$225,000	—	$9,080	—	—	—
	2003	$110,913	—	—	—	571,429	—

Joseph E. Cresci Chairman	2005	$225,000	—	$12,000	—	200,000	—
	2004	$222,908	—	$14,452	$59,995	142,858	—
	2003	$378,900	—	—	—	—	—

Donald A. Livingston (4) Executive Vice President	2005	$225,000	—	$12,348	—	200,000	$53,408
	2004	$256,350	—	$12,348	$19,998	142,858	—
	2003	$378,900	—	—	—	—	—

R. Jeffrey Macartney (5) Former Chief Financial Officer and Treasurer	2005	$92,500	$22,500	$6,600	—	—	$92,500
	2004	$185,583	—	$6,600	$10,667	21,429	—
	2003	$148,667	—	—	—	42,857	—

John F. O’Neill (6) Chief Financial Officer and Treasurer	2005	$100,000	—	$3,480	—	150,000	—
	2004	—	—	—	—	—	—
	2003	—	—	—	—	—	—

(1)	Consists of payment of lease expenses for automobiles that are partially used for personal use.
(2)	Consists of 9,966, 3,322 and 1,772 shares of our common stock underlying restricted stock awards granted to Messrs. Cresci, Livingston and Macartney in 2004 in accordance with the terms of our 2003 Incentive Compensation Plan in consideration of salary reductions taken in 2003 and 2004. Shares subject to awards vest in four equal installments for each full calendar quarter of service completed from and after March 31, 2005. The value of the awards is based on the closing price of $6.02 for our common stock on the OTC Bulletin Board on March 15, 2004, the date of grant.
(3)	With respect to the options reflected under the column “Securities Underlying Options” for 2003, on March 29, 2004, we and Mr. Tejwani entered into an amendment to the option agreement relating to these options pursuant to which the original option grant to Mr. Tejwani covering 714,286 shares was reduced by 142,857 shares to the amount shown.
(4)	Amount shown under the column “All Other Compensation” for Mr. Livingston in 2005 represents payments to Mr. Livingston’s ex-wife made as a result of the termination of our pension plan in 2005. In addition to the compensation to Mr. Livingston reflected in this table, Mr. Livingston was granted a bonus unit award under our 2005 Equity Incentive Plan on December 30, 2005. This bonus unit award is intended to provide incentive compensation for the period from January 1, 2006 through June 30, 2006. The material terms of this bonus unit award are described under the heading “Certain Relationships and Related Transactions” appearing in the Corporate Governance section of this proxy statement.
(5)	Mr. Macartney joined us in April 2002, and his employment with us terminated in June 2005. Amount shown under the column “All Other Compensation” for Mr. Macartney in 2005 represents severance paid to Mr. Macartney in 2005. Mr. Macartney is entitled to an additional $92,500 in severance payments in 2006.
(6)	Mr. O’Neill joined us in July 2005. Therefore, no information is provided for 2004 or 2003.

Option Grants in Last Fiscal Year

The following table sets forth information regarding grants of stock options to purchase shares of our common stock made to our named executive officers and the additional executive officer during the fiscal year ended December 31, 2005.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
Kamlesh R. Tejwani	—	—	—	—	—	—
Joseph E. Cresci (2)	200,000	14%	$5.70	7/13/10	$716,940	$1,816,886
Donald A. Livingston (3)	200,000	14%	$5.70	7/13/10	$716,940	$1,816,886
R. Jeffrey Macartney	—	—	—	—	—	—
John F. O’Neill (4)	150,000	11%	$5.48	6/26/15	$516,951	$1,310,056

(1)	Amounts reported in these columns represent amounts that may be realized upon exercise of the stock options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on our common stock over the term of the stock options, net of exercise price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock and the date on which the options are exercised.
(2)	The 200,000 shares subject to this option vest upon the successful completion of certain performance criteria. This option was vested completely by December 30, 2005. See the description of this option set forth under the heading “Certain Relationships and Related Transactions” appearing in the Corporate Governance section of this proxy statement for more information.
(3)	The 200,000 shares subject to this option vest upon the successful completion of certain performance criteria. This option was vested completely by December 30, 2005. See the description of this option set forth under the heading “Certain Relationships and Related Transactions” appearing in the Corporate Governance section of this proxy statement for more information.
(4)	The 150,000 shares subject to this option vested as to 50,000 shares on July 1, 2005, and will vest as to the remaining 100,000 shares in two equal installments on July 1, 2006 and 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

The following table sets forth information regarding the exercise of stock options during the fiscal year ended December 31, 2005 and stock options held as of December 31, 2005 by our named executive officers and the additional executive officer.

2005 Option Exercises & Year-End Option Values	Options Exercised		Number of Securities Underlying Unexercised Options		Value of Unexercised “In-the-Money” Options (2)
	Shares Acquired	Value Realized (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kamlesh R. Tejwani	—	—	571,429	—	$1,875,001	—
Joseph E. Cresci	—	—	342,858	—	$260,000	—
Donald A. Livingston	—	—	342,858	—	$260,000	—
R. Jeffrey Macartney	26,286	$45,781	52,287	—	$32,221	—
John F. O’Neill	—	—	50,000	100,000	$76,000	$152,000

(1)	Value represents the difference between the exercise price per share and the fair market value per share of our common stock on the date of exercise, multiplied by the number of shares acquired on exercise.
(2)	Value is based on the difference between the closing sale price per share of our common stock on December 30, 2005, the last trading day of the fiscal year ended December 31, 2005 as reported on the American Stock Exchange ($7.00), and the applicable option exercise price, multiplied by the number of shares subject to the option.

Defined Benefit Pension Plan

On August 1, 2005, we announced that we had resolved to terminate our pension plan, a defined benefit pension plan covered under Title IV of ERISA, effective as of September 1, 2005. The termination of the pension plan was part of a long-term strategy to conserve cash resources and to align our compensation policies with the policies of similarly situated enterprises.

In connection with the termination of the pension plan, on or before September 1, 2006, we will be required to make an additional contribution to the pension plan in the amount of $322,067 in order to ensure that the pension plan is funded with sufficient assets to meet its obligations to the participants therein.

The pension plan had been in effect since January 1, 1998, and was established as a non-contributory defined benefit pension plan covering all employees who were at least 21 years of age and who had completed at least one year of service. Under the pension plan, the benefits payable to each employee at the normal retirement age of 62 were based on years of service and compensation during the three consecutive years of the 10 years immediately preceding retirement that would yield the highest monthly benefit payment. Employees who had at least 20 years of service at the time of their retirement would have received the maximum retirement benefit. Our general funding policy was to contribute annually to the pension plan the maximum amount that could be deducted for federal income tax purposes.

Effective January 1, 2003, we amended the pension plan to provide that benefits earned after 2002 would accrue at the rate of 1.5% of average compensation, with no cap on service, and would be payable at age 65 rather than age 62. Existing accrued benefits remained intact. The pension plan, as amended, had a two-year waiting period before employees were eligible to enter the plan, rather than the previous one-year period. Employees who joined the pension plan after two years were fully vested at that time.

The following table shows the estimated annual pension benefits that were payable upon retirement to a participant in the pension plan for various salary levels and years of service:

Average Annual Compensation	Years of Service
	10	15	20	25
100,000	15,000	22,500	30,000	37,500
150,000	22,500	33,750	45,000	56,250
200,000	30,000	45,000	60,000	75,000
250,000	30,000	45,000	60,000	75,000

The assets of the pension plan will distributed to the participants in the pension plan. The largest distributions will be made to Joseph E. Cresci, our Chairman, and Judy Livingston, the former wife of Donald A. Livingston, our Executive Vice President, in the amounts of $1,301,663 and $1,249,589, respectively. Judy Livingston received a distribution of $53,408 in 2005. Kamlesh R. Tejwani, our President and Chief Executive Officer, is expected to receive a distribution of approximately $28,997, and R. Jeffrey Macartney, our former Chief Financial Officer and Treasurer, is expected to receive a distribution of approximately $41,427.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Please see the section of this proxy statement entitled “Certain Relationships and Related Transactions” for information regarding employment, termination and change-in-control arrangements between us and Kamlesh R. Tejwani, our President and Chief Executive Officer, Joseph E. Cresci, our Chairman, Donald A. Livingston, our Executive Vice President and John F. O’Neill our Chief Financial Officer.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the following information, as of December 31, 2005, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance; the number of securities to be issued upon the exercise of outstanding options, warrants and rights; the weighted-average exercise price of such options, warrants and rights; and, other than the securities to be issued upon the exercise of such options, warrants and rights, the number of securities remaining available for future issuance under the plans.

Plan Category	Shares Issued (1)	Exercise Price (2)	Shares Remaining (3)
Equity compensation plans approved by security holders	1,759,366	6.83	386,568
Equity compensation plans not approved by security holders	1,106,382	8.48	—

Total	2,865,748	$7.52	386,568

(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights
(2)	Weighted average exercise price of outstanding options, warrants and rights
(3)	Number of Securities remaining available for future insurance under equity compensation plans

The shares, options, warrants and rights to purchase 1,106,382 shares of common stock under equity compensation plans or arrangements not approved by security holders consist of:

•	An option for 21,429 shares of common stock and a warrant for 50,000 shares of common stock issued in 2001, on the following terms:

•	The option for 14,286 shares was granted to Robert I. Weisberg. This option has an exercise price of $3.01 per share and vested in May 2001.

•	The option for 7,143 shares was granted to Alco Financial Services, Inc. This option has an exercise price of $4.20 per share and vested in September 2001.

•	The warrant for 50,000 shares was issued to Robert I. Weisberg. This warrant has an exercise price of $5.04 per share and is exercisable for a period of five years.

•	An option for 14,286 shares of common stock issued in 2002 to Madison Power. This option has an exercise price of $4.06 per share and vested May 2003.

•	10,611 shares of common stock and warrants to purchase a total of 156,378 shares of common stock issued to Westminster Securities Corporation and certain of its affiliates, as compensation for Westminster’s services as placement agent in our 2004 private placement. The warrants consist of:

•	Warrants to purchase 23.5 units at an exercise price of $5.60 per unit. Each unit consists of 4,285 shares of common stock and a three-year warrant to purchase 2,142 shares of common stock at an exercise price of $7.70 per share, subject to adjustment as set forth in such warrants.

•	Three-year warrants to purchase 5,306 shares of common stock at an exercise price of $7.70 per share, subject to adjustment as set forth in such warrants.

•	An option to purchase 571,429 shares of common stock issued to Kamlesh R. Tejwani on July 3, 2003 as part of his overall compensation package. The terms of this option, as modified, are described in Part III, Item 13 of this report under the heading “Certain Relationships and Related Transactions” which description is incorporated by reference herein.

•	An option to purchase 142,858 shares of common stock issued to Joseph E. Cresci in March 2004 as part of his compensation package. This option has an exercise price of $7.00 per share, and vests upon the achievement of certain performance-based criteria. This option vested in full in September 2004.

•	An option to purchase 142,858 shares of common stock issued to Donald A. Livingston in March 2004 as part of his compensation package. This option has an exercise price of $7.00 per share, and vests upon the achievement of certain performance-based criteria. This option vested in full in September 2004.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Jessie J. Knight, Jr., August Schumacher, Jr., and Robert I. Weisberg. No member of the Compensation Committee is now an officer or an employee of Environmental Power Corporation or any of its subsidiaries or has been at any time an officer or employee of Environmental Power Corporation or any of its subsidiaries. R. Jeffrey Macartney, our former Chief Financial Officer, assisted the Compensation Committee with the retention and evaluation of the report of the compensation consultant hired by the Company in 2004 referred to below. Based on this report, Mr. Macartney made recommendations to the Compensation Committee regarding compensation for all employees, including himself, but did not participate in any deliberations regarding his own compensation. In addition, Mr. Cresci participated in discussions with the Compensation Committee regarding the reduction of his and Mr. Livingston’s salaries in 2004 and related equity compensation for each of them, and with respect to his and Mr. Livingston’s transition and retirement arrangements entered into in 2005, but did not participate in the Compensation Committee’s final deliberations on these matters.

Report of the Compensation Committee on Executive Compensation

Executive Compensation Generally

The Compensation Committee of the Board of Directors determines the Company’s executive compensation policies and sets compensation for our Chairman and our President and Chief Executive Officer, referred to as the CEO.

The Compensation Committee’s policy is to offer competitive compensation packages that will permit the Company to attract and retain individuals with superior abilities, and to motivate and reward such individuals on the basis of the Company’s performance in an appropriate fashion that is in the long-term interests of the Company and its stockholders. Currently, executive compensation is comprised principally of salary and cash bonuses that may be awarded from time to time, as well as long-term incentive opportunities in the form of stock options as warranted.

The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Chairman and the CEO. While the Compensation Committee considers corporate performance measures such the Company’s financial performance and relative success in the execution of elements of the Company’s business plan, the Compensation Committee also appreciates the importance, particularly at the Company’s current stage of development, of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major projects and demonstrated leadership ability. Base salaries for the Chairman and the CEO are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position. Salaries and other forms are compensation are generally reviewed from time to time and adjusted or implemented as warranted to reflect the past performance of an officer and to provide appropriate incentives regarding future performance. The Compensation Committee focuses primarily on total annual compensation, including incentive awards and benefits derived from other fringe benefits, rather than base salary alone, as the appropriate measure of compensation for executive officer performance and contribution. Compensation decisions regarding executive officers other than the Chairman and CEO are made by the CEO, in consultation with the Compensation Committee and the Chief Financial Officer, except that the Chief Financial Officer does not participate in deliberations relating to his own compensation.

In June 2004, we undertook a comprehensive review of the Company’s compensation policies. At the request of the Compensation Committee, an outside compensation consultant was hired to review the Company’s compensation practices in light of the industry in which the Company operates, as well as its current stage of development. Our review of this report indicated that the compensation of our Chairman and CEO was generally in line with that of persons with similar roles in similarly situated companies. However, such review indicated that the Company’s employees generally ought to receive further equity incentives in the form of stock options, as well as certain adjustments in their base salaries. These equity incentives and salary adjustments were implemented. The Compensation Committee revisited these recommendations in the fall of 2005 in connection with its consideration of additional equity incentives to employees generally. Given the Company’s stage of development and the cash requirements of its business plan, the Compensation Committee did not recommend any increases in the cash compensation of the Chairman or the CEO in 2005. In addition, except as discussed below, the Compensation Committee did not recommend any additional equity incentives for CEO or the Company’s other officers, in light of their existing equity incentives.

On June 21, 2005, the Company hired Randall L. Hull to take over Donald A. Livingston’s responsibilities as the President of the Company’s principal operating subsidiary, Microgy, Inc. Mr. Hull’s salary upon joining Microgy was set an annual rate of $200,000, as compared to Mr. Livingston’s annual salary of approximately $225,000, and he was granted a non-qualified stock option to purchase 150,000 shares of the Company’s common stock at an exercise price equal to the fair marked value of the common stock on the date of grant. This option was scheduled to vest in two equal installments on July 1, 2006 and 2007. Mr. Hull’s compensation arrangements were negotiated by the CEO and approved by the Compensation Committee after discussion with the CEO. We believe that his salary and equity compensation was set at a level commensurate with his experience, with the responsibility associated with leading the Company’s principal operating subsidiary and with the compensation afforded to executives fulfilling similar functions at similarly situated companies.

On June 29, 2005, the Company hired John F. O’Neill to replace R. Jeffrey Macartney as its Chief Financial Officer and Treasurer. Mr. O’Neill’s salary upon joining the Company was set an annual rate of $200,000, as compared to his predecessor’s annual salary of approximately $185,000 in 2004, and he was granted a non-qualified stock option to purchase 150,000 shares of the Company’s common at an exercise price equal to the fair market value of the common stock on the date of grant. This option vested as to 50,000 shares on July 1, 2005, and as to the remaining 100,000 shares in two equal installments on July 1, 2006 and 2007. Mr. O’Neill’s compensation arrangements were negotiated by the CEO and approved by the Compensation Committee after discussion with the CEO. We believe that his salary and equity compensation was set at a level commensurate with his experience and with the compensation afforded to executives fulfilling similar functions at similarly situated companies.

In July 2005, the Company entered into letter agreements with the Chairman and with Mr. Livingston, the Company’s Executive Vice President, relating to certain compensation, transition and retirement arrangements for these executives. Pursuant to these agreements, which were approved by the Compensation Committee, the Company agreed, among other things, to continue the salaries of these executives through their retirement dates and for a year thereafter, and to grant them each an option to purchase 200,000 shares of common stock at an exercise price equal to the fair market value on the date of grant, to vest upon the achievement of certain Company goals to which the executives were expected to contribute during their transition toward retirement. These agreements are described in greater detail in this proxy statement under the heading “Certain Relationships and Related Transactions”. The Compensation Committee believes that these arrangements were appropriate in light of the executives’ status as the founders of the Company, their more than 20 years of service to the Company and their continued commitment to assisting in the execution of the Company’s business plan. In December 2005, the Company amended its letter agreements with Messrs. Cresci and Livingston. The amendment to Mr. Cresci’s letter agreement extended his retirement date to June 30, 2006, and reduced his salary by 50% during the period until such date, to reflect his part-time employment. The amendment to Mr. Livingston’s letter agreement also extended his retirement date to June 30, 2006. In addition, Mr. Livingston, along with the other members of the pipeline gas development team he leads, was given a bonus unit award as a performance incentive. This bonus unit award is described in greater detail in this proxy statement under the heading “Certain Relationships and Related Transactions”. The Compensation Committee believed that this bonus unit award was an appropriate incentive for Mr. Livingston in light of the performance expected of him through his retirement date.

Compensation of the CEO

Mr. Tejwani was hired as CEO in July 2003. In connection with the hiring of Mr. Tejwani, the Compensation Committee determined to pay him a base salary of $225,000, which the Compensation Committee believed to be commensurate with Mr. Tejwani’s experience and the level of compensation accorded to chief executive officers of similarly situated companies. This salary level is reflected in Mr. Tejwani’s employment agreement as his minimum salary, and did not change in 2005. In addition, as part of his employment package as CEO, the Company made an option grant to acquire 714,286 shares of common stock to Mr. Tejwani, which was subsequently reduced to 571,289 shares in March 2004 and the exercise price on a portion of the shares was reduced. The Compensation Committee believed that it was important to give Mr. Tejwani a strong equity-based incentive given his lack of ownership of the Company’s stock, in order to more closely align his interests with those of the Company’s stockholders. The March 2004 amendment to Mr. Tejwani’s stock options was intended to tie the vesting of those options more closely with certain financing objectives important to the Company’s future growth and for which Mr. Tejwani has principal responsibility, and to bring his equity-based incentive more into line with the overall distribution of equity incentives throughout the Company. Given Mr. Tejwani’s existing option package and the Company’s cash constraints, no options were granted and no bonus was paid to Mr. Tejwani for 2005.

Section 162(m)

In 1993, Congress enacted Section 162(m) of the Internal Revenue Code, which prevents publicly held corporations from deducting compensation in excess of $1 million paid to CEO’s and the four highest compensated officers unless the compensation is performance-based and certain other conditions are satisfied. The Compensation Committee takes the limitations of Section 162(m) into account in making its compensation decisions, but such limitations are not a determining factor. The Compensation Committee does not anticipate that the limitations of Section 162(m) would apply in any material respect to the Company’s current compensation arrangements, if at all.

Respectfully submitted by the Compensation Committee,

Jessie J. Knight, Jr.

August Schumacher, Jr.

Robert I. Weisberg

COMPARATIVE STOCK PERFORMANCE GRAPH

The following graph compares the cumulative stockholder return on our Common Stock with the return on the American Stock Exchange Market Value Index, and the SIC Code 4911 (Electric Services) Index, for the five year period ended December 31, 2005.

PROPOSAL TWO—APPROVAL OF 2006 DIRECTOR OPTION PLAN

Our proposed 2006 Director Option Plan, referred to as the 2006 Director Plan, was adopted by our board of directors on March 14, 2006, subject to the approval of our stockholders at the Annual Meeting. The purpose of the 2006 Director Plan is to replace our Restated 2002 Director Option Plan, referred to as the 2002 Director Plan, which has only 64,282 shares remaining and available for option grants, and to encourage ownership in the Company by our non-employee directors, whose services are considered essential to our future progress and efforts to capitalize on new opportunities. While our non-employee directors are eligible for grants under our 2005 Equity Incentive Plan, our board of directors believes that stock option grants under the 2002 Director Plan have been, and under the 2006 Director Plan will continue to be, an important compensation element in attracting and retaining non-employee directors whose continued services are considered essential to the our future success.

The 2006 Director Plan is summarized below. This summary is qualified in its entirety by reference to the full text of the 2006 Director Plan, a copy of which is attached to this proxy statement as Appendix A.

Messrs. Cooper, Hatamiya, Kessner, Knight, Schumacher and Weisberg, our non-employee directors, may be deemed to have an interest in this proposal insofar as they are eligible to receive automatic option grants under the 2006 Director Plan. If such Plan is approved, each of these persons will receive an automatic grant of a fully vested, non-statutory stock option to purchase 15,000 shares of our common stock under the 2006 Director Plan on the close of business on the date of the Annual Meeting.

Board Recommendation

The board of directors believes that the future success of Environmental Power depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating non-employee directors. Accordingly, the board of directors unanimously recommends a vote “FOR” the approval of the 2006 Director Option Plan.

Summary of the 2006 Director Option Plan

The Compensation Committee supervises and administers the 2006 Director Plan. A total of 300,000 shares of our common stock may be issued upon the exercise of options granted under the Director Plan. No grants of options have yet been made under the 2006 Director Plan. Only our non-employee directors are eligible to receive options under the 2006 Director Plan. We currently have six non-employee directors. All options granted under the 2006 Director Plan are non-statutory stock options not entitled to special tax treatment under Section 422 of the Internal Revenue Code.

The 2006 Director Plan provides for the automatic grant of stock options to purchase 15,000 shares of our common stock to non-employee directors serving as such at the close of business on the date on which our annual meeting of stockholders is held each year. All options granted under the 2006 Director Plan are immediately exercisable. The exercise price for each option is at the fair market value per share of our common stock on the date of grant. Options granted under the 2006 Director Plan may provide for the payment of the exercise price:

•	by cash, by check, including bank check, certified check or personal check, by money order;

•	with the approval of Environmental Power, in its sole and absolute discretion, and upon such terms and conditions as we may require, by delivering for cancellation shares of our common stock with a fair market value as of the date of exercise equal to the option price or the portion thereof being paid by tendering such shares;

•	or a combination of the foregoing methods.

Options granted under the 2006 Director Plan are not transferable except by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Internal Revenue Code. If the option holder becomes disabled or dies while serving as a director, his or her representative may exercise the option in full during the year following his or her disability or death. Otherwise, no option may be exercised more than ten years after the date of grant or 90 days after the non-employee director ceases to be a director of our company.

The board of directors is required to make appropriate adjustments in connection with the 2006 Director Plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other reorganization event, as defined in the 2006 Director Plan, the board of directors is authorized to provide for outstanding options to be assumed or substituted for, and, if the acquiring or succeeding corporation does not agree to assume or substitute for, such options, the board of directors is authorized to provide for the termination of such options if not exercised prior to such event or to provide for a cash out of the value of any outstanding options.

The board of directors may suspend, discontinue or amend the 2006 Director Plan, provided, however, that no amendment may change the number of shares of our common stock subject to the 2006 Director Plan or the number of shares issuable to any non-employee director under the 2006 Director Plan, change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the 2006 Director Plan without approval of our stockholders. The 2006 Director Plan may not be amended more than once in any six-month period.

On March 27, 2006, the last reported sale price of our common stock on the American Stock Exchange was $7.22 per share.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 2006 Director Plan and with respect to the sale of shares of our common stock acquired under this plan.

Tax Consequences to Non-Employee Directors. A non-employee director will not recognize taxable income upon the grant of an option under the 2006 Director Plan. Nevertheless, a non-employee director generally will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the shares of our common stock acquired through the exercise of the option on the exercise date over the exercise price.

A non-employee director will have a tax basis for any shares of our common stock acquired upon exercise of an option under the 2006 Director Plan equal to the exercise price plus any income recognized with respect to the option. Upon selling such shares, a non-employee director generally will recognize capital gain or loss in an amount equal to the difference between the sale price of such shares and the non-employee director’s tax basis in the shares. This capital gain or loss will be a long-term capital gain or loss if the non-employee director has held the shares for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the non-employee director has held the shares for a shorter period.

Tax Consequences to Environmental Power. The grant of an option under the 2006 Director Plan will have no tax consequences to our company. We generally will be entitled to a business expense deduction, however, with respect to any ordinary income recognized by an non-employee director upon exercise of the option.

PROPOSAL THREE—APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN

Effective as of March 14, 2006, our board of directors adopted, subject to stockholder approval, our 2006 Equity Incentive Plan, referred to as the 2006 Plan. The 2006 Plan currently reserves 300,000 shares of our common stock for issuance in connection with stock options, restricted stock awards and other equity-based awards granted under such Plan.

The board of directors wishes to provide for a new equity incentive plan to ensure that shares of common stock are available for the grant of options to attract and retain the best available personnel, provide additional incentive to our officers, employees, consultants and non-employee directors and promote the success of our business.

Stockholders are asked to approve the 2006 Plan to qualify options for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code, to qualify compensation under the 2006 Plan as performance-based for purposes of Section 162(m), and in order to satisfy American Stock Exchange guidelines relating to equity compensation. If stockholder approval is not received, the board of directors will reconsider the adoption of the 2006 Plan.

The 2006 Plan is summarized below. This summary is qualified in its entirety by reference to the full text of the 2006 Plan, a copy of which is attached to this proxy statement as Appendix B.

Our executive officers and members of our board of directors may be deemed to have an interest in this proposal insofar as they are eligible to receive awards under the 2006 Plan. However, none of these persons have been granted an award under the 2006 Plan.

Board Recommendation

The board of directors believes that the future success of Environmental Power depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating our officers, employees, consultants and non-employee directors. Accordingly, the board of directors unanimously recommends a vote “FOR” the approval of the 2006 Equity Incentive Plan.

Summary of the 2006 Plan Features

The following is a brief summary of the 2006 Plan, as amended, and is qualified in its entirety by reference to the copy of the proposed amendment and the 2006 Plan attached to this proxy statement as Appendix B.

Description of Awards

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, restricted stock awards, and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into shares of our common stock and the grant of stock appreciation rights, which are collectively referred to as awards.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. The 2006 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to Environmental Power of shares of common stock, by delivery of a promissory note, or by any other lawful means.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Subject to appropriate adjustments in connection with the 2006 Plan to reflect stock dividends, stock splits and certain other events, in no event may the number of shares of common stock reserved for issuance under the 2006 Plan and subject to outstanding restricted stock awards exceed 100,000 at any given time.

Other Stock-Based Awards. Under the 2006 Plan, the Board has the right to grant other awards based upon the common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights, provided, however, that no other awards shall be made unless and until the terms the 2006 Plan and of any such award are in compliance with Section 409A of the Code.

Shares Available for Issuance under the 2006 Plan. 300,000 shares of our common stock are currently reserved for issuance under the 2006 Plan.

Eligibility to Receive Awards

Officers, employees, directors, consultants and advisors of Environmental Power and its subsidiaries, including persons who have entered into an agreement with us under which they will be employed or engaged by us in the future, are eligible to be granted awards under the 2006 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2006 Plan may not exceed 300,000 shares per calendar year.

As of March 1, 2006, approximately 30 employees, including our four executive officers, and six non-employee directors were eligible to receive Awards under the 2006 Plan. We expect that we may make option grants to our directors and named executive officers under the 2006 Plan in the future. However, the granting of awards under the 2006 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular officer, employee or group thereof.

On March 27, 2006, the last reported sale price of our common stock on the American Stock Exchange was $7.22 per share.

Administration

The 2006 Plan is administered by our board of directors. The board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. Pursuant to the terms of the 2006 Plan, the board of directors may delegate authority under the 2006 Plan to one or more committees of the board, and subject to certain limitations, to one or more officers of Environmental Power. The board has authorized the Compensation Committee to administer the 2006 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2006 Plan, the board of directors, or the Compensation Committee or any other committee or officer to whom the board delegates authority, as the case may be, selects the recipients of awards and determines:

•	the number of shares of common stock covered by options and the dates upon which such options become exercisable,

•	the exercise price of options,

•	the duration of options, and

•	the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

The board of directors is required to make appropriate adjustments in connection with the 2006 Plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other reorganization event, as defined in the 2006 Plan, the board of directors is authorized to provide for outstanding options or other stock-based awards to be assumed or substituted for, and, if the acquiring or succeeding corporation does not agree to assume or substitute for, such awards, the board of directors is authorized to provide for the acceleration of any award, and, if applicable, to make an award fully exercisable prior to consummation of the reorganization event or to provide for a cash out of the value of any outstanding options. Upon the occurrence of a reorganization event, the repurchase and other rights of the Company under each outstanding award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to the common stock subject to such restricted stock award.

Amendment or Termination

No award may be made under the 2006 Plan after May 5, 2015, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 2006 Plan, provided however, that to the extent required by Section 162(m), no award granted to a participant in the 2006 Plan that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such award, unless and until such amendment has been approved by our stockholders.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2006 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards granted under the 2006 Plan are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code related to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a 50% or more owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have ordinary compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Environmental Power

There will be no tax consequences to Environmental Power except that we will be entitled to a deduction when a participant has ordinary compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

PROPOSAL FOUR—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our board of directors has selected the firm of Vitale, Caturano & Company, Ltd. as independent auditors for the fiscal year ending December 31, 2006.

Although stockholder approval of the board of directors’ selection of Vitale, Caturano & Company, Ltd. is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our board of directors will reconsider its selection of Vitale, Caturano & Company, Ltd.

Vitale, Caturano & Company, Ltd. also served as our independent auditors for the fiscal year ending December 31, 2005. Representatives of Vitale, Caturano & Company, Ltd. are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” the ratification of the selection of Vitale, Caturano & Company, Ltd. as Environmental Power Corporation’s independent auditors for the fiscal year ending December 31, 2006.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by Environmental Power. In addition to the solicitation of proxies by mail, officers and employees of Environmental Power may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s).

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2006 Annual Meeting of Stockholders must be received at our principal executive offices (i) not later than December 4, 2005, which corresponds to 120 days before the day of the year that the proxy statement relating to the 2006 Annual Meeting is dated or (ii) in the event the date of the 2006 Annual Meeting changes by more than 30 days from the day of the year on which the 2006 Annual Meeting was held, a reasonable time before we mail our proxy materials for the 2006 Annual Meeting. In order to avoid controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for stockholder proposals.

By Order of the Board of Directors,

Joseph E. Cresci

Chairman and Secretary

Portsmouth, New Hampshire

April 3, 2006

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE BY PROXY OVER THE INTERNET, BY TELEPHONE OR BY MAIL. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS OR VOTED BY PROXY OVER THE INTERNET OR BY TELEPHONE.

Appendices

Appendix A	—	2006 Director Option Plan*
Appendix B	—	2006 Equity Incentive Plan*

*	We intend to register the shares of our common stock reserved for issuance under the 2006 Director Option Plan and the 2006 Equity Incentive Plan as soon as practicable after May 3, 2006 if the plans are approved.

Appendix A

ENVIRONMENTAL POWER CORPORATION

2006 DIRECTOR OPTION PLAN

1. Purpose.

The purpose of this 2006 Director Option Plan (the “Plan”) of Environmental Power Corporation, a Delaware corporation (the “Company”), is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company’s future progress and to provide them with a further incentive to remain as directors of the Company.

2. Eligibility.

Each director of the Company (serving as such on or after the close of business on the first day of each Plan Year) who is not an employee of the Company or any subsidiary of the Company shall be eligible to participate in the Plan (an “Eligible Director”). For purposes of this Plan, a “Plan Year” means the period commencing at the opening of business on the day on which the Company’s annual meeting of stockholders is held and ending on the day immediately preceding the day on which the Company’s next annual meeting of stockholders is held.

3. Administration.

(a) Administration by Board of Directors. The Plan will be administered by the Board. Grants of stock options under the Plan shall be automatic and non-discretionary in accordance with Section 5. However, the Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any option. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

4. Stock Subject to the Plan.

(a) Subject to adjustment in accordance with Section 8, the maximum numbers of shares which may be issued under the Plan shall be three hundred thousand (300,000) shares of the Company’s Common Stock, $.01 par value per share (“Common Stock”).

(b) If any option expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such option shall again be available for the grant of options under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal revenue Code of 1986, as amended to date and as may be amended from time to time (the “Code”).

5. Terms, Conditions and Form of Options. Each option granted under the Plan shall be evidenced by a written agreement or other instrument in such form as the Committee shall from time to time approve, which agreements or instruments shall comply with and be subject to the following terms and conditions:

(a) Option Grants and Dates. Subject to the approval of this Plan by the Company’s stockholders at the 2006 Annual Meeting of Stockholders, beginning with the first day of the Plan Year beginning in 2006, options to purchase 15,000 shares shall be granted automatically to each Eligible Director on the first day of each Plan Year (each such day, a “Grant Date”).

(b) Exercisability. All options granted under the Plan will be immediately exerciseable.

(c) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal the Fair Market Value of a share of Common Stock on the applicable Grant Date. For purposes of the Plan, “Fair Market Value” shall mean: (i) if the Shares are then listed on a national securities exchange, such as the American Stock Exchange or the New York Stock Exchange, or reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) OTC Bulletin Board, or other system reporting a close price, the closing price of a share of Common Stock (or, if no such price is reported on such date, such price as reported on the nearest preceding day); (ii) if the Common Stock is then not so listed or reported but traded in the over-the-counter market, the average closing bid and asked prices per share of Common Stock; or (iii) if the shares are not publicly traded , the fair market value of a share of Common Stock, as finally and conclusively determined by the Board using a valuation method intended to comply with section 409A of the Code and applicable regulations.

(d) Option Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in section 414(p) of the Code), and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(e) Exercise Period. Except as otherwise provided in the Plan, each option may be exercised fully on the date of grant of such option, provided, that subject to the provisions of Section 5(f), no option may be exercised more than 90 days after the optionee ceases to serve as a director of the Company. No option shall be exercisable after the expiration of ten (10) years from the date of grant.

(f) Exercise Period Upon Disability or Death. Notwithstanding the provisions of Sections 5(e), any option granted under the Plan:

(i) may be exercised in full by an optionee who becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while serving as a Director of the Company; or

(ii) may be exercised (x) in full upon the death of an optionee while serving as a director of the Company, or (y) to the extent then exercisable upon the death of an optionee within 90 days of ceasing to serve as a director of the Company, by the person to whom it is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to Section 5(i);

in each such case within the period of one year after the date the optionee ceases to be such a director; provided, that no option shall be exercisable after the expiration of ten (10) years from the date of grant.

(g) Exercise Procedure. Option may be exercised only by written notice to the Company at its principal office accompanied by payment of the full consideration for the shares as to which they are exercised.

(h) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price (i) in cash, by check (bank check, certified check or personal check), by money order, or (ii) with the approval of the Company in its sole and absolute discretion (and upon such terms and conditions as the Company may require), by delivering to the Company for cancellation Common Stock of the Company with a fair market value as of the date of exercise equal to the option price or the portion thereof being paid by tendering such shares, or by delivering to the Company a combination of cash and Common Stock of the Company with an aggregate fair market value and a principal amount equal to the option price. The fair market value of any shares or other non-cash consideration that may be delivered upon exercise of an option shall be determined by the Board.

(i) Exercise by Representative Following Death of Director. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

(j) Share Issuance. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the Board may provide for the issuance of such shares on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or stock market on which the Common Stock is traded.

6. Transferability. The rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5.

7. Limitation of Rights.

(a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, and the grant of an option shall not be construed as giving a director the right to continued service as a director or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a director (subject to the requirements of Company’s Certificate of Incorporation, By-laws and applicable Delaware law) free from any liability or claim under the Plan, except as expressly provided in the applicable option agreement.

(b) No Rights As Stockholder. No optionee shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an option until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or options granted hereunder until (i) all conditions of the Plan and such options have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the holder of the option has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

8. Changes in Capital Stock.

(a) If (x) the outstanding shares are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (y) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares or other securities, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company reorganization, recapitalization, reclassification, stock dividend, stock split, reserve stock split or other similar transaction with respect to such shares or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, and (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 8 if such adjustment would cause the Plan to fail to comply with Rule 16b-3 or any successor rule promulgated pursuant to Section 16 of the Securities Exchange Act of 1934.

(b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board, or the Board of Directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, take one or more of the following actions: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, or (iii) if, under the terms of a merger transactions, holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the “Merger Price”), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options.

9. Amendment of the Plan. The Board may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan or the number of shares issuable to any director of the Company under the Plan (except as provided in Section 8), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. The Plan may not be amended more than once in any six-month period.

10. Withholding. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee, any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan.

11. Effective Date and Duration of the Plan.

(a) Effective Date. The Plan shall become effective when approved by the Board and the Company’s shareholders. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board; amendments requiring shareholder approval shall become effective when adopted by the Board, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee) unless and until such amendment shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee.

(b) Termination. Unless sooner terminated in accordance with Section 8, the Plan shall terminate upon the earlier of (i) the close of business on the first day of the Plan Year commencing in 2016, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation or options granted the Plan. If the date of termination is determined under (i) above, the options outstanding on such date shall thereafter continue to have full force and effect in accordance with the provisions of the instruments evidencing such options.

12. Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

13. Governmental Regulation. The Company’s obligation to sell and deliver shares of the Common Stock under the Plan is subject to the approval of or requirements of any governmental authority applicable in connection with the authorization, issuance or sale of such shares.

14. Compliance with Rule 16b-3. Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b or its successor promulgated pursuant to Section 16 of the Securities Exchange Act of 1934. To the extent any provision of the plan or action by the Board in administering the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

15. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

Adopted by the Board of Directors of the Company on March 14, 2006.

Appendix B

ENVIRONMENTAL POWER CORPORATION

2006 Equity Incentive Plan

1. Purpose.

The purpose of this 2006 Equity Incentive Plan (the “Plan”) of Environmental Power Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility.

All of the Company’s employees, officers, directors, consultants and advisors (including persons who have entered into an agreement with the Company under which they will be employed by the Company in the future) are eligible to be granted options, restricted stock awards or such other stock-based awards as the Board may approve in accordance with Section 7 (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3. Administration and Delegation.

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards.

(a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 300,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 300,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5. Stock Options.

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) of the Common Stock at the time the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) if provided for in the applicable Option agreement or approved by the Company in its sole discretion, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided that (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) if provided for in the applicable Option agreement or approved by the Company in its sole discretion, and not otherwise contrary to applicable law, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(h) Repricing of Options. The Board (by vote of a majority of the then non-employee directors, following a recommendation by the Compensation Committee of the Board or any other committee designated by the Board) shall have the authority, at any time and from time to time, with the consent of the affected Participants, to amend any or all outstanding Options granted under the Plan to provide an Option exercise price per share which may be lower or higher than the original Option exercise price, and/or cancel any such Options and grant in substitution therefor other Awards, including new Options, covering the same or different numbers of shares of Common Stock having an Option exercise price per share which may be lower or higher than the exercise price of the canceled Options; provided, however, that the Board may not engage in any such repricing of Options with respect to Options then held by (i) any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act), (ii) any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act) or (iii) any director of the Company.

6. Restricted Stock.

(a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”). Subject to adjustment under Section 8, in no event may the number of shares of Common Stock reserved for issuance under this Plan and subject to outstanding Restricted Awards exceed 100,000 at any given time.

(b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7. Other Stock-Based Awards. The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock, the grant of stock appreciation rights and other Awards that are comprised of, valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future; provided, however, that no Other Stock Unit Awards shall be made unless and until the terms of the Plan and of any such award are in compliance with Section 409A of the Code. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.

8. Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the per-Participant limit set forth in Section 4(b), (v) the limit on the number of shares subject to outstanding Restricted Stock Awards set forth in Section 6(a), (vi) the repurchase price per share subject to each outstanding Restricted Stock Award, and (vii) the share-and per-share-related provisions of each outstanding Stock Appreciation Right and Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

(c) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common

Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

9. General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Deferrals. The Board may permit Participants to defer receipt of any Common Stock issuable upon exercise of an Option or upon the lapse of any restriction applicable to any Restricted Stock Award, subject to such rules and procedures as it may establish.

(j) Share Issuance. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock or Restricted Stock, the Board may provide for the issuance of such shares on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Common Stock is traded.

10. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)), provided further that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained.

(e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board of Directors of the Corporation effective as of March 14, 2006.

ANNUAL MEETING OF STOCKHOLDERS OF

ENVIRONMENTAL POWER CORPORATION

May 3, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê     Please detach along perforated line and mail in the envelope provided.      ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. To elect the nine (9) directors listed below for the ensuing year.		2	To approve the Company’s 2006 Director Option Plan.	☐	☐	☐
	NOMINEES:
☐ FOR ALL NOMINEES	O Joseph E. Cresci O Donald A. Livingston O Kamlesh R. Tejwani O John R. Cooper O Robert I. Weisberg O Jessie J. Knight, Jr. O August Schumacher, Jr. O Lon Hatamiya O Steven Kessner	3	To approve the Company’s 2006 Equity Incentive Plan.	☐	☐	☐

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES		4	To ratify the selection by the Board of Directors of Vitale, Caturano & Co. Ltd. as the Company’s independent auditors for the fiscal year ending December 31, 2006.	☐	☐	☐

☐ FOR ALL EXCEPT
(See instructions below)		In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
Check here if the Securities and Exchange Commission’s “householding” rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ENVIRONMENTAL POWER CORPORATION

Proxy for the Annual Meeting of Stockholders to be held on May 3, 2006

This Proxy is solicited on behalf of the Board of Directors

of Environmental Power Corporation

The undersigned, revoking all prior proxies, hereby appoint(s) Joseph E. Cresci, Kamlesh R. Tejwani, John F. O’Neill, Scott E. Pueschel and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Environmental Power Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Hilton Boston Logan Airport, One Hotel Drive, Boston, Massachusetts on Wednesday, May 3, 2006, at 2:30 p.m., local time, and at any adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting. The Board of Directors of Environmental Power Corporation recommends a vote FOR proposals 1, 2, 3 and 4.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ENVIRONMENTAL POWER CORPORATION

May 3, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
- OR -	ACCOUNT NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. If you vote your proxy by telephone, you do not need to mail back your proxy card.

You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. To elect the nine (9) directors listed below for the ensuing year.		2	To approve the Company’s 2006 Director Option Plan.	☐	☐	☐
	NOMINEES:
☐ FOR ALL NOMINEES	O Joseph E. Cresci O Donald A. Livingston O Kamlesh R. Tejwani O John R. Cooper O Robert I. Weisberg O Jessie J. Knight, Jr. O August Schumacher, Jr. O Lon Hatamiya O Steven Kessner	3	To approve the Company’s 2006 Equity Incentive Plan.	☐	☐	☐

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES		4	To ratify the selection by the Board of Directors of Vitale, Caturano & Co. Ltd. as the Company’s independent auditors for the fiscal year ending December 31, 2006.	☐	☐	☐

☐ FOR ALL EXCEPT
(See instructions below)		In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
Check here if the Securities and Exchange Commission’s “householding” rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.